Exhibit 2.20

THIRD SUPPLEMENTAL INDENTURE

dated as of December 13, 2023

between

JBS USA LUX S.A. and

JBS LUXEMBOURG S.À R.L.,

as Issuers,

and

REGIONS BANK

as Trustee

5.500% Senior Notes due 2030

THIS THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), entered into as of December 13, 2023, by and among JBS USA LUX S.A., a Luxembourg public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 8-10 avenue de la Gare, L-1610, Luxembourg, Grand Duchy of Luxembourg, under registration with the Luxembourg Register of Commerce and Companies under number B 203.443 (the “Company”), JBS LUXEMBOURG S.À R.L., a Luxembourg private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 8-10 avenue de la Gare, L-1610, Luxembourg, Grand Duchy of Luxembourg, under registration with the Luxembourg Register of Commerce and Companies under number B 203.443 (“JBS Luxembourg” and together with the Company and JBS USA Food Company, the “Issuers” and, each a “Co-Issuer”), and REGIONS BANK, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, JBS USA Food Company, JBS USA Finance, Inc. (prior to its dissolution), each of the guarantors party thereto and the Trustee entered into the Indenture, dated as of August 6, 2019 (as supplemented by the first supplemental indenture dated June 29, 2021 and the second supplemental indenture dated August 15, 2022, the “Indenture”), relating to the 5.500% Senior Notes due 2030 issued by the Company and JBS USA Finance, Inc. (the “Notes”);

WHEREAS, Section 10.01(a)(iv) of the Indenture provides that the Company and the Trustee, may amend or supplement the Indenture, the Notes or any Guarantee without notice to or consent of any Holder to add additional obligors with respect to the Notes;

WHEREAS, the Company has agreed to cause JBS Luxembourg S.à r.l., a wholly-owned subsidiary of the Company, to (i) become an “Issuer” for all purposes under the Notes and the Indenture and (ii) be liable for all obligations of an “Issuer” thereunder; and

WHEREAS, pursuant to Section 10.01(a)(iv) of the Indenture, the Company and the Trustee are authorized to execute and deliver this Third Supplemental Indenture.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Third Supplemental Indenture hereby agree as follows:

Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. JBS Luxembourg S.à r.l. as Additional “Issuer.” JBS Luxembourg S.à r.l. hereby becomes (i) an “Issuer” for all purposes under the Notes and the Indenture and (ii) liable for all obligations of an “Issuer” thereunder, with the same force and effect as if JBS Luxembourg S.à r.l. was originally named as an “Issuer” thereunder. In addition, to the extent that the Indenture or any Note contains any other reference to each of the Issuers collectively by name or by collective reference to “Issuers” or “Co-Issuers” or any other reference as the context may require, then the Indenture and each Note is amended to include reference to JBS Luxembourg S.à r.l. and to remove reference to JBS USA Finance, Inc.

Section 3. Amendments to Indenture.

(a) The following definition shall be inserted in Section 1.01 of the Indenture is in the correct alphabetical order:

““JBS Luxembourg” means JBS Luxembourg S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg.”

(b) The following language shall be added as a new Section 13.02 to the Indenture.

“Section 13.02. Release of JBS Luxembourg as an Issuer. The Company may, at its option and without the consent of any Holder of the Notes, release JBS Luxembourg as an issuer for purposes of this Indenture and the Notes; provided, that the following conditions are satisfied:

(i)	concurrently with such release, the Company or a Restricted Subsidiary of the Company is an issuer of the Notes and such issuer is a corporation (or the equivalent);

(ii)	JBS Luxembourg delivers a Guarantee of the Notes pursuant to a supplemental indenture; provided, that such Guarantee shall be subject to the release provisions set forth in Section 11.06;

(iii)	immediately after giving effect to such release, on a pro forma basis, no Event of Default shall have occurred and be continuing;

(iv)	JBS Luxembourg shall cease to be an issuer under each of the (a) Existing 2029 Notes, (b) Existing 2031 Notes and (c) Existing 2032 Notes, for any reason, including, without limitation, as a result of a consent solicitation, an exchange offer, the full repayment, redemption or defeasance thereof; and

(v)	the Company delivers to the Trustee an Officer’s Certificate stating that such release complies with this Indenture and that all conditions precedent in this Indenture relating to such release have been satisfied.”

Section 4. Original Issuers Remain Issuers. For the avoidance of doubt, nothing herein shall or shall be deemed to modify or otherwise affect the obligations of the Company and JBS USA Food Company under the Notes and the Indenture, and each of the Company and JBS USA Food Company shall remain liable, jointly and severally with JBS Luxembourg S.à r.l., for all obligations of an “Issuer” thereunder.

Section 5. Allonge. In connection with entering into this Third Supplemental Indenture and the transactions contemplated hereby, each of the Company, JBS USA Food Company and JBS Luxembourg agree to enter into allonges to the Notes substantially in the form of Exhibit A hereto.

Section 6. Governing Law. This Third Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 7. Counterparts. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 9. Trustee Makes No Representation. The Trustee shall not be responsible in any manner whatsoever for or in respect or the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

Section 10. Effective Date. This Third Supplemental Indenture shall become effective on the date first above written.

[THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

JBS USA LUX S.A.,
as Co-Issuer

By:	/s/ Lucas Carracedo
	Name:	Lucas Carrace
	Title:	Director

JBS LUXEMBOURG S.À R.L.,
as Co-Issuer

By:	/s/ Lucas Carracedo
	Name:	Lucas Carracedo
	Title:	Director

(Signature Page to Supplemental Indenture)

REGIONS BANK,
as Trustee

By:	/s/ Craig Kaye
	Name:	Craig Kaye
	Title:	Vice President

(Signature Page to Supplemental Indenture)

Exhibit A

ALLONGE TO NOTE

JBS USA LUX S.A.

JBS USA FOOD COMPANY

JBS LUXEMBOURG S.À R.L.,

5.500% Senior Note Due 2030

[●], 2023

Reference is made to that certain 5.500% Senior Note Due 2028, No. [U-1/U-2], dated as of August 22, 2023 (the “Note”), in the stated principal amount of $[500,000,000/500,000,000] in favor of CEDE & CO., issued pursuant to that certain Indenture, dated as April 6, 2019 (as amended by the first supplemental indenture, dated June 29, 2021 and the second supplemental indenture, dated August 15, 2022), among JBS USA Lux, S.A., JBS USA Food Company and JBS USA Finance, Inc. (prior to its dissolution), as issuers, each of the guarantors party thereto and Regions Bank, as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated as of the date hereof, among JBS USA Lux S.A., JBS Luxembourg S.À R.L. and the Trustee. Capitalized terms used, but not defined, herein shall have the meanings given to them in the Note.

The Note is hereby amended as follows:

(1) JBS Luxembourg S.À R.L. hereby becomes a party to the Note as an Issuer under (and as defined in) the Note with the same force and effect as if originally named therein as an Issuer and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of an Issuer thereunder and agrees to be bound by all of the terms of the Note.

(2) The definition of “Issuer” and “Issuers” in the Note shall be amended to include “JBS Luxembourg S.À R.L.”, individually and collectively, as applicable.

This Allonge to 5.500% Senior Note Due 2030 is hereby attached and incorporated into and made a part of the Note as if the terms hereof were stated therein. Except as expressly modified hereby, the terms and conditions of the Note remain in full force and effect as in effect prior to the date hereof.

(signature page follows)

JBS USA LUX S.A.,

By:
Name:
Title:

JBS USA FOOD COMPANY,

By:
Name:
Title:

JBS LUXEMBOURG JBS S.À R.L.,

By:
Name:
Title:

[Signature Page to Allonge to 5.500% Senior Note Due 2030]

REGIONS BANK,
as Trustee

By:
Authorized Signatory

[Signature Page to Allonge to 5.500% Senior Note Due 2030]